SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                                 August 19, 2002
                        (Date of earliest event reported)

                           Commission File No. 1-10004

                         TIS MORTGAGE INVESTMENT COMPANY
             (Exact name of Registrant as specified in its Charter)

1-10004                                                               94-3067889
(Commission File Number)                       (IRS Employer Identification No.)

             655 Montgomery Street, San Francisco, California 94111
                    (Address of principal executive offices)

                                 (415) 393-8000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changes since last report


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Item 5. Other Events.

(a) Sale of Villa San Marcos Apartments

      On August 19, 2002, TIS Mortgage Investment Company sold its interest in the Villa San Marcos Apartments, located in Fresno, California. This 120-unit complex was sold for $11,500,000. The company had approximately $7,673,000 of debt, including prepayment fees, relating to this property. Expenses of the sale paid at closing totaled approximately $934,000, which left approximately $2,893,000 in net cash proceeds. The book value of this real estate asset stood at $7,925,000 prior to the sale, which resulted in a reported gain of $1,428,000.

      Part of the expenses of the sale included the company's payment of a holdback amount of approximately $561,000 to cover repairs of items that are in arbitration with the previous owner. The company will be entitled to receive that portion of the holdback that remains after repair costs are determined, but there can be no assurance that any amount of the holdback will be repaid to the company. The company retains its ownership of the adjoining 9.75 acres of unimproved land, which it plans to develop over time.

Item 7. Exhibits.

(c) Exhibits.

Exhibit No.

99.1              Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TIS MORTGAGE INVESTMENT COMPANY
                                            ------------------------------------
                                            (Registrant)

                                            By: /s/ John E. Castello
                                            ------------------------------------
                                            Name: John E. Castello
                                            Title: Chief Financial Officer


Dated:   August 19, 2002

Exhibit No.                         Exhibit Index
-----------                         -------------
99.1                                Press Release